QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):
 September 4, 2003

DYNABAZAAR, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-29423 (Commission File Number)	04-3551937 (IRS Employer Identification No.)
500 Unicorn Park Drive, Woburn, Massachusetts 01801 (Address of Principal Executive Offices)

(781) 376-5600
(Registrant's telephone number, including area code)

Item 2. Acquisition or Disposition of Assets

        On September 4, 2003, FairMarket, Inc. sold substantially all of its operating assets to eBay Inc. for consideration of $4.5 million in cash under the terms and conditions of an asset purchase agreement entered into between FairMarket and eBay on June 20, 2003 (the "Asset Purchase Agreement"). The assets sold included all of FairMarket's intellectual property and technology, all rights under certain transferred customer contracts and under certain intellectual property license agreements, and accounts receivable relating to services performed after the date of the closing of the asset sale with respect to the transferred customer contracts. Of the total consideration, $2.5 million in cash was paid to FairMarket at closing and $2 million was placed in escrow for a period of two years following the closing in order to secure FairMarket's indemnification, compensation and reimbursement obligations under the Asset Purchase Agreement. At the end of the two-year escrow period, all funds remaining in the escrow account at that time will be paid to FairMarket by the escrow agent, subject to any pending claims.

        Also on September 4, 2003, following the closing of the asset sale, the registrant filed requisite documentation to change its name from "FairMarket, Inc." to "Dynabazaar, Inc."

        In connection with the asset sale, the parties previously entered into a transition services agreement (the "Transition Services Agreement") pursuant to which Dynabazaar will provide services to eBay following the closing to fulfill customer service obligations under customer contracts assumed by eBay. These services will be performed by both Dynabazaar employees and by eBay employees hired from Dynabazaar upon the closing of the asset sale. Subject to earlier termination by eBay, the Transition Services Agreement will expire on December 31, 2003 or a later date at the election of eBay, but in no event later than January 31, 2004. During the term of the transition services agreement, we are obligated to maintain and provide the services of our employees, the use of our facilities, our information technology infrastructure and our technology platform, and to maintain our corporate existence.

        The foregoing description of the Asset Purchase Agreement and the Transition Services Agreement does not purport to be complete and is qualified in its entirety by reference to the Asset Purchase Agreement attached hereto as Exhibit 2.1 and the Transition Services Agreement attached hereto as Exhibit 99.1.

        eBay is the holder of all of the outstanding shares of Dynabazaar's series B preferred stock. In addition, in April 2002, the Registrant entered into an exclusive promotional agreement with eBay under which the Registrant agreed to run points-based loyalty marketing programs for third parties offered by eBay using its technology platform.

        The press release issued by the Registrant with respect to the announcement of the approval of its stockholders of the asset sale is attached hereto as Exhibit 99.2 and is hereby incorporated by reference in its entirety.

        The press release issued by the Registrant with respect to the announcement of the closing of the asset sale is attached hereto as Exhibit 99.3 and is hereby incorporated by reference in its entirety.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

  (a)
  Financial Statements of Businesses Acquired

  Not applicable.

  (b)
  Pro Forma Financial Information

  The pro forma financial information required to be filed as part of this report will be filed by the Registrant by amendment to this report as soon as practicable, but in no event later than November 18, 2003.

  (c)
  Exhibits

Exhibit 2.1	Asset Purchase Agreement, dated as of June 20, 2003, between eBay Inc. and FairMarket, Inc. (1)
Exhibit 99.1	Transition Services Agreement, dated as of June 20, 2003, between eBay Inc. and FairMarket, Inc. (2)
Exhibit 99.2	Press Release of FairMarket, Inc. dated September 3, 2003
Exhibit 99.3	Press Release of FairMarket, Inc. dated September 4, 2003

(1)
Incorporated by reference from the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on June 26, 2003.

(2)
Incorporated by reference from the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on June 26, 2003.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 19, 2003

DYNABAZAAR, INC.
By:	/s/ NANDA KRISH Name: Nanda Krish Title: Chief Executive Officer and President

QuickLinks

SIGNATURES